EXHIBIT 99.2

3006, Two Exchange Square 8 Connaught Place Central, Hong Kong Tel: 852 2191 5788 Fax: 852 2191 8500 www.frost.com

February 2, 2023

GoodFaith Technology Inc.

1st Floor, Building 5, Lane 55, Chuanhe Road

Pudong New District, Shanghai

The People’s Republic of China, 200135

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that GoodFaith Technology Inc. (the “Company”) intends to file a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “The Intelligent Risk Management Market Study in China” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/
Name: Jessica Lau
Title: Executive Director